INDEPENDENT AUDITORS' REPORT


To  the  Trustees  and Shareholders of Fidelity  Colchester
Street Trust:



In  planning and performing our audits of the financial
statements of   Treasury   Only  Portfolio,  Treasury
Portfolio,
Government
Portfolio, Domestic Portfolio, Money Market Portfolio and TaxExempt Portfolio, (the Funds), (series of Fidelity Colchester Street Trust) for the year ended March 31, 2000 (on which we have issued our report dated May 9, 2000), we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Funds' internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally,
controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because   of   inherent  limitations  in  any   internal
control,
misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our   consideration  of  the  Funds'  internal  control
would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the
American
Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of
performing their assigned  functions.   However, we noted no
matters involving the Funds' internal control and their operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2000.

This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of
Fidelity
Colchester Street Trust, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP
Boston,
Massachus
etts

May 9,
2000